Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Quarterly Report of Burlington Coat Factory Warehouse Corporation (the "Company") on Form 10-Q for the quarterly period ending November 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert LaPenta, Vice President - Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

          (1)     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)     The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Robert L. LaPenta
Robert L. LaPenta
Vice President - Chief Accounting Officer
(Principal Financial Officer )
January 13, 2003